Exhibit 10.1

PERSHING GOLD CORPORATION

FIRST AMENDMENT TO

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

This First Amendment, dated as of December 23, 2013 (this “Amendment”), to the Restricted Stock Agreement, dated as of May 13, 2013 (the “Agreement”), is entered into by and between Stephen Alfers (“Holder”) and Pershing Gold Corporation, a Nevada corporation (the “Corporation”).

A.                                    Pursuant to the Agreement, Holder was granted, on June 18, 2012, Three Million Eight Hundred Ninety-two Thousand Five Hundred Ten (3,892,510) shares (the “Shares”) of Restricted Stock, par value $0.0001 per Share, of the Corporation.

B.                                    The Corporation and Holder have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendment to Restricted Stock Agreement.  The Agreement is hereby amended by deleting Section 1 thereof and replacing it with the following:

1.                                      Vesting Schedule.  The Shares shall be subject to the following vesting provisions.  All vesting is subject to claw-backs (as set forth in Section 2 herein) in the event of any breach of Corporate policy, restatements and/or adjustments, and the terms of the Plan including Section 6(f) (Termination of Employment).  Notwithstanding anything herein to the contrary, all vested shares may be exercised and disposed of not sooner than six months following the date hereof.

Percentage of Shares to Vest	Date of Vesting
33.33%	December 26, 2013
33.33%	June 18, 2014
33.34%	June 18, 2015

2.                                      No Other Changes.  Except for the amendment contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

3.                                      Counterparts.  This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4.                                      Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

HOLDER:

/s/ Stephen Alfers
Stephen Alfers

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Name:	Eric Alexander
Title:	Vice President of Finance and Controller